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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  May 18, 2001
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                (Date of Report; Date of Earliest Event Reported)


                           Raytel Medical Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


       0-27186                                              94-2787342
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


          2755 Campus Drive, Suite 200, San Mateo, CA       94403
          ----------------------------------------------------------
            (address of principal executive offices)      (Zip Code)


                                 (415) 349-0800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)






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ITEM 5. OTHER EVENTS.

         On May 21, 2001, Raytel Medical Corporation (the "Company") announced that on May 18, 2001, its Board of Directors appointed Frank J. Abella, Jr. to fill a vacant seat on the Board and approved the implementation of a 1-for-3 reverse stock split of the Company's common stock. The reverse split will be effective following the close of business on May 22, 2001, and it is anticipated that the shares will begin trading on a post-split basis effective at the beginning of trading on May 23, 2001.

         The reverse stock split will reduce the number of shares of common stock outstanding from approximately 8.8 million to approximately 2.9 million. In order to avoid confusion, a new trading symbol, "RTLCD," will be substituted for Raytel's current symbol "RTELC" for twenty trading days following May 23, 2001. A copy of the press release announcing the appointment of Frank J. Abella, Jr. to the Board of Directors and the implementation of a 1-for-3 reverse stock split is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial statements of business acquired:

             Not applicable.

         (b) Pro forma financial information:

             Not applicable.

         (c) Exhibits:

                  Exhibit No.            Description
                  -----------            -----------
                    99.1                 Press Release dated May 21, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RAYTEL MEDICAL CORPORATION

Date:  May 23, 2001                      By:  /s/ Richard F. Bader
                                            ---------------------------------
                                            Richard F. Bader
                                            Chairman and Chief Executive Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION

   99.1           Press Release dated May 21, 2001.


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